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                                 UNGARETTI & HARRIS
                          3500 THREE FIRST NATIONAL PLAZA
                              CHICAGO, ILLINOIS  60602
                                   (312) 977-4400


September 4, 1998

CenterPoint Properties Trust
1808 Swift Road
Oak Brook, Illinois  60523


Ladies and Gentlemen:

We have acted as counsel to CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 and S-3 of the Company filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 409,064 shares of the Company's Common Shares of Beneficial Interest, $0.001 per share (the "Common Shares"), heretofore issued or to be issued under and pursuant to the Company's 1993 Stock Option Plan, the 1995 Director Stock Plan, as amended, and special trustee Stock Option Agreements dated as of May 15, 1998 (collectively, the "Plans").

In this connection, we have examined:

a. the Declaration of Trust, By-Laws and organizational documents of the Company;

b.   certain resolutions adopted by the Company's Board of Trustees;

c.   the Registration Statement;

d.   the Plans; and

e. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein, including certifications as to certain matters of fact by responsible officers of the Company and by governmental authorities.

We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.



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CenterPoint Properties Trust
September 4, 1998
Page 2


Based upon the foregoing, we are of the opinion that the Common Shares being registered pursuant to the Registration Statement which to date have been issued are, and the shares to be issued if and when issued under the circumstances contemplated in the respective Plans will be, validly issued, fully paid and nonassessable.

We are members of the Bar of the State of Illinois. Our opinion is limited to the laws of the State of Illinois and the federal laws of the United States of America. Insofar as our opinion relates to matters of Maryland law, we have relied on the opinion dated the date hereof of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, a copy of which is attached hereto.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is part of the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,


/s/ Ungaretti & Harris
------------------------------
Ungaretti & Harris


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                                Law Offices of
                    Gordon, Feinblatt, Rothman, Hoffberger &
                                Hollander, LLC

                          The Garrett Building
                          233 East Redwood Street
                          Baltimore, Maryland 21202-3332

                                September 4, 1998

Ungaretti & Harris
3500 Three First National Plaza
Chicago, Illinois 60602

Ladies and Gentlemen:

               We have acted as special Maryland counsel to your firm in connection with your opinion of even date herewith to CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of a Registration Statement on Forms S-8 and S-3 of the Company filed with the Securities and Exchange Commission (the "Commission") on September 4, 1998, (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of 409,064 shares of the Company's Common Stock, $0.001 per share (the "Common Stock"), heretofore issued or to be issued under and pursuant to the Company's 1993 Stock Option Plan, as amended, the 1995 Director Stock Plan, as amended, and special trustee Stock Option Agreements dated as of May 15, 1998 (collectively, the "Plans").

               In this connection, we have examined:

               a. the Declaration of Trust, by-laws and organizational documents of the Company;

               b. certain resolutions adopted by the Company's Board of Trustees;

               c.   the Registration Statement;

               d.   the Plans; and

               e. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein.


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Ungaretti & Harris
September 4, 1998
Page 2

               We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

               Based upon the foregoing we are of the opinion that the shares of Common Stock being registered pursuant to the Registration Statement which to date have been issued are, and the shares to be issued if and when issued under the circumstances contemplated in the respective Plans will be, validly issued, fully paid and nonassessable.

               We are members of the Bar of the State of Maryland and our opinion is limited to the laws of the State of Maryland.

                                        Very truly yours,

                                        GORDON, FEINBLATT, ROTHMAN,
                                         HOFFBERGER & HOLLANDER, LLC



                                        By:  /s/ Edward Obstler
                                           -----------------------------------